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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption ‘‘Experts’’ and to the use of our report dated March 28, 2006, except for Note 17, as to which the date is April 20, 2006, in Amendment No. 2 to the Registration Statement (Form S-1 — No. 333-131718) and related Prospectus of BioMimetic Therapeutics, Inc.

Ernst & Young LLP

Nashville, Tennessee
April 20, 2006

The foregoing consent is in the form that will be signed upon the completion of any restatement of capital accounts described in Note 17 to the consolidated financial statements.

/s/ Ernst & Young LLP

Nashville, Tennessee
April 20, 2006